Exhibit 3.8
LIMITED LIABILITY COMPANY AGREEMENT
OF
EES LEASING LLC
     THIS LIMITED LIABILITY COMPANY AGREEMENT OF EES LEASING LLC (this “Agreement”) dated as of June 30, 2009, is adopted, executed and agreed to by the sole Member (as defined below).
ARTICLE I
ORGANIZATION
     2.01 Formation. EES LEASING LLC (the “Company”) has been organized as a Delaware limited liability company by the filing of a Certificate of Formation (the “Certificate”) under and pursuant to the Delaware Limited Liability Company Act (6 Del C. § 18-101, et seq.) and any successor statute, as amended from time to time (the “Act”).
     2.02 Term. The Company shall have a perpetual existence.
     2.03 Purposes. The purposes of the Company are to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.
     2.04 Members. EXTERRAN ENERGY SOLUTIONS, L.P. (the “Member”) shall be the sole Member of the Company.
     2.05 Registered Office; Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Member may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Member may designate from time to time, which need not be in the State of Delaware. The Company may have such other offices as the Member may designate from time to time.
     2.06 Powers. The Company has all of the powers necessary or convenient to achieve its purposes and to further its business.
     2.07 Qualifications. The Officers may take any and all actions deemed reasonably necessary by the Member to qualify the Company in foreign jurisdictions.
     2.08 Mergers and Exchanges. With the consent of the Member, the Company may be a party to (a) a merger, or (b) an exchange or acquisition of the type described in Section 18-209 of the Act.

EES Leasing LLC Limited Liability Company Agreement

     2.09 Liability to Third Parties. The Member shall not be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.
     2.10 Transfer or Pledge by the Member. The Member may transfer or pledge its interest in the Company without restriction. The pledge or hypothecation of, or the granting of any security interest or other lien or encumbrance against, all or part of the Member’s membership interest in the Company by the Member will not cause the withdrawal of the Member from the Company.
ARTICLE II
CAPITAL CONTIBUTIONS
     3.01 Initial Contributions. The Member has made an initial contribution to the capital of the Company in the amount reflected on the Company’s books and records. Without creating any rights in favor of any third party, the Member may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to do so.
ARTICLE III
ALLOCATIONS AND DISTRIBUTIONS
     4.01 Allocations. The Member shall be entitled (a) to receive all distributions (including, without limitation, liquidating distributions) made by the Company, and (b) to enjoy all other rights, benefits and interests in the Company.
ARTICLE IV
MANAGEMENT
     5.01 Management. The management of the Company is fully reserved to the Member, and the Company shall not have “managers” as that term is used in the Act. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Member, who shall make all decisions and take all actions for the Company.
     5.02 Selection, Removal and Resignation of Officers. The Member may designate one or more other persons to be Officers of the Company (each an “Officer”). Officers are not “managers,” as that term is used in the Act. Any Officers who are so designated shall have such titles and authority and perform such duties as the Member may delegate to them. Any Officer may be removed as such, either with or without cause, by the Member. Further, any of the Officers may resign upon delivery to the Member at the principal office of the Company of written notice of such resignation. Designation of an Officer shall not of itself create contract rights.

EES Leasing LLC Limited Liability Company Agreement

     5.03 Compensation. The salaries or other compensation, if any, of the Officers of the Company shall be fixed by the Member.
ARTICLE V
INDEMNIFICATION
     6.01 Indemnification. To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 6.01, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. “Indemnitee” means (a) any person who is or was an affiliate of the Company, (b) any person who is or was a member, partner, officer, director, employee, agent or trustee of the Company or any affiliate of the Company, (c) any person who is or was serving at the request of the Company or any affiliate of the Company as an officer, director, employee, member partner, agent, fiduciary or trustee of another person; provided, however, that a person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (d) any person the Company designates as an “Indemnitee” for purposes of this Agreement. Any indemnification pursuant to this Section 6.01 shall be made only out of the assets of the Company, it being agreed that the Members shall not be personally liable for such indemnification and shall have no obligation to contribute or lend any monies or property to the Company to enable it to effectuate such indemnification.
     (a) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.01, in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.01.
     (b) The indemnification provided by this Section 6.01 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

EES Leasing LLC Limited Liability Company Agreement

     (c) The Company may purchase and maintain insurance on behalf of the Indemnitees, the Company and its affiliates and such other persons as the Company shall determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the Company’s activities or such person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.
     (d) For purposes of this Section 6.01, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to Applicable Law shall constitute “fines” within the meaning of Section 6.01; and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company. “Applicable Law” means (a) any United States Federal, state or local law, statute or ordinance of any rule, regulation, order, writ, injunction, judgment, decree or permit of any Federal, state or local court or governmental or regulatory agency or authority or any arbitration board, tribunal or mediator having jurisdiction over the Company or its assets or the Member and (b) any rule or listing requirement of any applicable national stock exchange or listing requirement of any national stock exchange or commission recognized trading market on which securities issued by the Company are listed or quoted.
     (e) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.01 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
     (f) The provisions of this Section 6.01 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other persons.
     (g) No amendment, modification or repeal of this Section 6.01 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.01 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
     (h) THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 6.01 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.

EES Leasing LLC Limited Liability Company Agreement

     6.02 Liability of Indemnitees. Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Member or any other persons who have acquired membership interests in the Company, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.
     (a) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, such Indemnitee acting in connection with the Company’s business or affairs shall not be liable to the Company or to the Member for its good faith reliance on the provisions of this Agreement.
     (b) Any amendment, modification or repeal of this Section 6.02 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 6.02 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
ARTICLE VI
TAXES AND BOOKS
     7.01 Federal Income Tax Treatment. For federal income tax purposes, the Company shall be an entity separate from the Member pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii). The Officers are hereby authorized to make such elections and to take any and all action to ensure that the Company is classified as an entity separate from the Member for federal income tax purposes.
     7.02 Other Tax Returns. Subject to Section 7.01, the Officers shall cause to be prepared and filed all necessary tax returns for the Company.
     7.03 Maintenance of Books and Records. The Company shall keep accurate books and records of accounts. The calendar year shall be the accounting year of the Company. The Member shall be permitted access to all books and records of the Company at the principal off of the Company during business hours.
ARTICLE VII
DISSOLUTION
     8.01 Dissolution. The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Member may elect. No other event (including, without limitation, an event described in Section 18-801(4) of the Act) will cause the Company to dissolve.

EES Leasing LLC Limited Liability Company Agreement

ARTICLE VIII
GENERAL PROVISIONS
     9.01 Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the Member relating to the Company and supersedes all prior contracts or agreements with respect to the internal governance of the Company, whether oral or written.
     9.02 Effect of Waiver or Consent. A waiver or consent, express or implied to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.
     9.03 Amendment or Modification. This Agreement may be amended or modified from time to time only by a written instrument adopted by the Member.
     9.04 Binding Effect. This Agreement is binding on, and inures to the benefit of, the Member and its heirs, legal representatives, successors, and assigns.
     9.05 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the greatest extent permitted by law.
     9.06 Headings. Article and Section titles have been inserted for convenience of reference only, and they are not intended to affect the meaning or interpretation of this Agreement.
     9.07 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS, RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Certificate, or (b) any mandatory provision of the Act, the applicable provision of this Agreement shall control except to the extent required by the Act.
     IN WITNESS WHEREOF, the Member has executed this Agreement as of the date first set forth above.

EES Leasing LLC Limited Liability Company Agreement

EXTERRAN ENERGY SOLUTIONS, L.P. a Delaware limited partnership, sole member
By:	/S/ DONALD C. WAYNE
Donald C. Wayne
Senior Vice President, General Counsel & Secretary

EES Leasing LLC Limited Liability Company Agreement